Exhibit 10.o


         AGREEMENT dated as of December 10, 1998 between VOLUMATIC LTD. Taurus House, Endemere Road, Coventry CV6 5PY, England (hereinafter "Volumatic") and ATS MONEY SYSTEMS INC., 25 Rockwood Place, Englewood, New Jersey 07631 (hereinafter "ATS").

         WHEREAS, ATS and Volumatic entered into a Distributor Agreement dated as of October 29, 1996, pursuant to which ATS was appointed the exclusive distributor in the U.S. of Omal Products (as defined in Section 3 below); and

         WHEREAS, ATS and Volumatic desire to continue the relationship in accordance with the terms and conditions set forth in this Agreement.

         In consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

         1. PURPOSE. The purpose of this Agreement is to set forth the respective obligations and responsibilities of ATS and Volumatic in continuing their sales and marketing arrangement.

         2. TERM. This Agreement, unless sooner terminated as provided for herein, shall be for a term of five (5) years, commencing as of January 1, 1998. The Agreement shall automatically renew for successive periods of one (1) year each, unless either party gives notice of termination to the other at least six
(6) months prior to the expiration of the then current term. Upon termination of this Agreement, as provided for herein, the Six-Month Restrictive Period referred to in Section 7.2.F. below shall apply.

         3. PRODUCTS. The Volumatic products covered by this Agreement are as follows ("OMAL Products"):

                  3.1 All Volumatic electronic scales equipped with a computer interface that can be utilized for counting coin and currency including, but not limited to, the OMAL MONEYTRONIC 2600;

                  3.2 Omal Load Cell with standard PC analog to Digital conversion card; and

                  3.3 Any other Volumatic products agreed to in writing between the parties.

         4.       APPOINTMENT.

                  4.1 APPOINTMENT OF ATS. Subject to the provisions of this Agreement, Volumatic hereby re-appoints ATS, and ATS accepts re-appointment, as the exclusive U.S. distributor for the OMAL Products.

                  4.2 END USER AND DEALER SALES. The re-appointment of ATS as a distributor shall be inclusive of direct sales to end users and sales to dealers and/or VARs selected by ATS.

         5. PRICING, SHIPMENT, DELIVERY AND RISK OF LOSS. The selling price to ATS for OMAL Products, as set forth on Schedule A, shall be valid through December 31, 1998. Thereafter, for calendar years subsequent to 1998, Volumatic shall be entitled to increase the selling price each year by a percentage equal to the average of (i) the percentage increase in the published retail inflation in the UK for the prior year; and (ii) the percentage increase in the Consumer Price Index (U.S. City Average) - All Items for the prior year, but in no event shall the increase for any year be more than 2% over the selling price for the prior year. If an index is not available or becomes obsolete, a comparable index or its generally recognized successor index shall be used. In no event shall the selling prices of OMAL Products to ATS be higher than the most favorable selling prices extended to any other Volumatic distributor. In addition, for larger sales or if special circumstances exist, Volumatic will consider granting ATS a discount.

         6.       ATS SALE OF OMAL PRODUCTS AND PAYMENT TERMS.

                  6.1 ATS SALE OF OMAL PRODUCTS. ATS will use its best efforts to actively promote the sale of Omal Products pursuant to the provisions of this Agreement. For purposes of construing Section 8.1.C., ATS' obligation to use its best efforts to actively promote the sale of Omal Products shall be considered a material provision of this Agreement.


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                  6.2 PAYMENT  TERMS.  Payment terms for OMAL Products  shall be thirty (30) days net from receipt of equipment by ATS or its nominated freight clearance agent at U.S. port of entry.

         7.       RESPONSIBILITIES, AUTHORITY AND LIMITATIONS OF THE PARTIES

                  7.1      ATS RESPONSIBILITIES, AUTHORITY AND LIMITATIONS.

                           A. ATS shall  make  reasonable  efforts  to  promote,
                  market and sell the Omal Products.

                           B. ATS will  cause  the  appropriate  members  of its
                  technical force and sales force to attend product training and other informational seminars as Volumatic may make available from time to time to familiarize the ATS technical force and sales force with the OMAL Products.

                  7.2      VOLUMATIC     RESPONSIBILITIES.     AUTHORITY     AND
                  LIMITATIONS.

                           A. Volumatic  shall not sell or ship OMAL Products to
                  or for the use of other distributors, dealers or end users in the U.S. without ATS' prior written consent.

                           B. In the event Volumatic makes changes in the programming of OMAL Products at the request of ATS, such changes will be not be incorporated in the OMAL Products shipped to other distributors, dealers in the U.S.

                           C.  Volumatic  will  provide  product   training  and
                  informational materials to familiarize the ATS technical force and sales force with OMAL Products at no cost to ATS.

                           D. With the exception of products sold to ATS for the
                  use of ATS' customers listed in Schedule A annexed hereto, which products are warranted for sixty (60) months, Volumatic warrants products sold to ATS for a period of thirty-six (36) months. During the warranty period, Volumatic will repair or replace defective parts or components at no cost to ATS.

                           E.  For  a  period  of  five  (5)   years   from  the
                  termination of this Agreement or the expiration of the warranty, whichever occurs last, Volumatic agrees to provide service for the OMAL Products sold to ATS and ATS' customers at Volumatic's then prevailing price for said service. Notwithstanding the foregoing, the price charged to ATS for said service shall not be higher than the most favorable service charges extended to any Volumatic distributor.

                           F. During the term of this Agreement and for a period
                  of six (6) months after the termination of this Agreement ("Six Month Restrictive Period") neither party shall directly or indirectly compete with the other. Nothing contained in this provision shall prevent ATS from doing business with a customer that elects to purchase a product from a source other than ATS that is competitive with Omal Products. If this Agreement is terminated by either party for cause, as defined in Section 8.1 below, the Six Month Restrictive Period shall not prevent the party that terminated the Agreement for cause from selling scales in competition with the party that was terminated for cause.

         8.       TERMINATION.

                  8.1      TERMINATION.   Either   party  may   terminate   this
         Agreement upon notice at any time for cause. Cause shall exist where:

                           A. A party  attempts to assign this  Agreement or any
                  right hereunder without the other party's written consent, except that either party may assign this Agreement to any successor in interest of all or substantially all of its business without the prior consent of the other party; or

                           B. The  other  party  ceases to  function  as a going
                  concern or conduct its operations in the normal course of business, or a receiver for it is appointed or applied for, or if it becomes insolvent or if; under the applicable laws of any state or subdivision thereof, the other party is deemed insolvent or bankrupt or to be legally obligated to wind-up its affairs and go into liquidation or it makes an assignment for the benefit of creditors; or

                           C. The other party is in default of a material provision of this Agreement and said default has not been cured within ten (10) days after notice of a monetary default or thirty (30) days after notice of a non-monetary default; or

                           D. Should sales of OMAL Products pursuant to this Agreement fall below (pound)250,000 in 1998, (pound)300,000 in 1999, (pound)360,000 in 2000, (pound)500,000 in 2002,
                  Volumatic may terminate this Agreement, on ninety (90) days notice to ATS, provided said notice is sent within thirty (30) days after the close of a calendar year in which the sale of OMAL Products fall below the prescribed level.

                  8.2 EFFECT OF TERMINATION AND LIMITATION OF LIABILITY. Any termination of this Agreement in accordance with the terms hereof, whether by expiration or otherwise, shall not constitute an unfair or abusive termination or create any liability on the part of the party seeking termination to the other party which is not set forth in this Agreement. Upon the effectiveness of any termination of this Agreement, whether by expiration or otherwise, each party will return to the other all Proprietary Information (hereinafter defined) of the other party in its possession.

         9.       CONFIDENTIALITY.

                  9.1 PROPRIETARY INFORMATION. The parties acknowledge that in order to accomplish the purpose of this Agreement they will have to make available to one another certain information, which they view, as proprietary and/or confidential. As used in this Agreement the term "Proprietary Information" shall mean (1) information of a confidential or proprietary nature including, but is not limited to, present and future products, plans and technology, market and customer information, strategies, financial documents, organizational information and any information or material marked or noticed "confidential" or "proprietary, whether constituting a trade secret or not, and whether proprietary or not which is of value to the party making said information available or (ii) information in tangible form which is disclosed orally under the condition that it remain confidential and, within thirty (30) days following such disclosure, is summarized in a writing delivered from the disclosing party to the recipient. Proprietary Information shall not include information which:

                  A. is or has become generally available to the public other than through breach of this Agreement;

                  B. which can be demonstrated to have been known to the recipient party prior to disclosure by the disclosing party;

                  C. which is lawfully obtained by the recipient from a source independent of the disclosing party, or

                  D. which is disclosed under order of any court or in order to comply with any applicable law, regulation, rule or ordinance.

         Proprietary information, which, as between the parties hereto, is first known to ATS, shall be referred to as "ATS Proprietary Information", and "Volumatic Proprietary Information" shall refer to that Proprietary Information which, as between the parties hereto, is first known to Volumatic.

                  9.2. NONDISCLOSURE BY ATS. ATS agrees to keep confidential and not to use or disclose any Volumatic Proprietary Information to any person or entity other than the officers and directors of ATS and its employees and agents requiring such information to either perform the obligations of ATS pursuant to this Agreement or to exercise any rights afforded ATS under this Agreement.

                  9.3. NONDISCLOSURE BY VOLUMATIC. Volumatic agrees to keep confidential and not to use or disclose any ATS Proprietary Information to any person or entity other than the officers and directors Volumatic, and its employees or agents who require such information to perform Volumatic obligations under this Agreement or to exercise its rights under this Agreement.

                  9.4. RETURN OF PROPRIETARY INFORMATION. Upon the effectiveness of any termination of this Agreement, whether by expiration or otherwise, each party will return to the other all Proprietary Information of the other party in its possession.

         10. INDEMNITY. Volumatic agrees to defend, hold harmless and indemnify ATS of, from and against any charge of infringement of any patent, copyright or other proprietary, right ("Charge") in connection with OMAL Products including any liability, damages, expenses and costs (including reasonable counsel fees). ATS will immediately make Volumatic aware of any such Charge and will allow Volumatic at its option to take over the defense of that Charge at Volumatic's expense. ATS will not make any prejudicial statements in relation to any such Charge and will at all times respect Volumatic's intellectual property rights related to the Omal Products.

         11.      MISCELLANEOUS.

                  11.1 INDEPENDENT CONTRACTOR. Neither this Agreement nor the performance contemplated hereby shall serve to create any joint venture or partnership between the parties and neither party shall make any representation to the contrary to any third party. Each party shall be considered an independent contractor to the other.

                  11.2 INTERPRETATION. The parties are equally responsible for the preparation of this Agreement and in any judicial proceeding the terms hereof shall not be more strictly construed against one party than the other.

                  11.3 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement and all amendments, modifications, alterations or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the law5 of the State of Ohio. Any dispute or controversy related to this Agreement shall be submitted to JAMS/Endispute ("JAMS") for binding arbitration by the complaining party providing written notice to JAMS and the other party. The arbitration shall take place in a location mutually agreed upon by the parties and, if they cannot agree upon a location, the arbitration shall take place in Cincinnati, Ohio. The parties may agree on a retired judge from the JAMS panel for the binding arbitration. If they are unable to agree, JAMS will provide a list of three available judges in close proximity to the location where the arbitration will take place and each party may strike one. The remaining judge will serve as the arbitrator. Judgment on the decision of the arbitrator may be entered in the highest court of any forum, federal or state, having jurisdiction. The arbitrator shall set the guidelines for discovery. The cost for JAMS shall initially be shared equally by the parties, with the prevailing party being entitled to recover its share of said cost from the other party. The prevailing party shall also be entitled to recover its costs and reasonable attorneys' fees. The parties specifically exclude the provisions of the United Nations Convention on Contracts For the International Sale of Goods (the "Convention"). Without limiting the generality of the foregoing, the parties acknowledge that the provisions of the Convention shall not apply to this Agreement or to the interpretation or enforcement of this Agreement.

                  11.4 ASSIGNMENT AND INUREMENT. Except as otherwise permitted herein, neither ATS nor Volumatic shall transfer, convey, sub license or otherwise assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. This Agreement may be assigned by either party to the successor, whether by sale, merger or other business combination, to substantially all of the assets and business operations. No assignment or delegation of obligations under this Agreement by either patty shall relieve the assigning or delegating party of any of its obligations. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

                  11.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto. Without limiting the generality of the foregoing, this Agreement is intended to supersede and replace the prior Agreement between the parties dated as of October 29, 1996.

                  11.6 SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by the binding arbitration, as provided for herein, or a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by valid provision, which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

                  11.7 FORCE MAJEURE. Any delays in, or failure of performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other concerted acts of workmen, civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which maybe required. If a Force Majeure event occurs and said event prevents Volumatic from supplying ATS with required products for more than sixty
         (60) days, ATS shall, at its election, be entitled to terminate this Agreement. If a Force Majeure event occurs that prevents a party from performing any material obligation under this Agreement and said inability to perform continues for a period of sixty (60) days, the other party, at its election, shall be entitled to terminate this Agreement upon ten (10) days notice.

                  11.8 NOTICES. All notices, statements, payments and reports required or contemplated herein by one party to the other shall be in writing and delivered in person (obtaining a signed receipt) or sent by registered or certified mail return receipt requested, postage prepaid, or by commercial overnight courier service, and addressed as follows:

                           If to ATS:
                           ATS Money Systems, Inc.
                           25 Rockwood Place
                           Englewood, New Jersey 07 631
                           Attention: Gerard F. Murphy, President

                           Telecopier Number: 201-894-0958

                           If to Volumatic:

                           Volumatic Ltd.
                           Taurus House
                           Endemere Road
                           Coventry CV6 5PY
                           England
                           Attention: Michael Hamilton, Managing Director

                           Telecopier Number: 44 1203-638295


                  Either party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice herein required or permitted to be given may he given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

                  11.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

                  11.10 SECTION HEADINGS: EXHIBITS. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The schedules/exhibits referred to herein and attached are incorporated herein.

                  11.11 REQUIRED APPROVALS. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed, conditioned or withheld.

                  11.12 NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not he construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise, including the right to seek injunctive relief to prevent any breach or threatened breach of the provisions of this Agreement.

                  11.13 SURVIVAL. Any termination, cancellation or expiration of this Agreement notwithstanding, provisions of this Agreement and obligations of the parties hereunder which are intended to survive and continue shall so survive and continue.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, under seal, as of the day and year first above written.

                                               VOLUMATIC LTD.

         Attest: ______________________        By: ___________________________

         Name: ________________________        Name: _________________________

         Title: _______________________        Title: ________________________


                                               ATS MONEY SYSTEMS, INC.

         Attest: ______________________        By: ___________________________

         Name: ________________________        Name: _________________________

         Title: _______________________        Title: ________________________

         The undersigned acknowledges that he has read the provisions of this Agreement and agrees that: (a) he will comply with Volumatic's obligations with respect to ATS Proprietary Information; and (b) during the term of this Agreement and for a period of six (6) months after the termination of this Agreement, he will not, directly or indirectly, compete with ATS.


----------------------------------
Michael James Cowling


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                                   SCHEDULE A
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SIXTY ( 60 ) MONTH WARRANTY PER 7.2D
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WENDY'S INTERNATIONAL INC (CORPORATE & FRANCHISEE)
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CONSOLIDATED STORES, COLUMBUS, OHIO
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US BEEF (ARBY'S FRANCHISEE)
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